Exhibit 99.1

Aspira Women’s Health Announces Appointment of Dr. Sandra Milligan as Interim CEO

CEO Nicole Sandford will step down for personal reasons and will remain as a consultant to ensure a seamless transition

AUSTIN, Texas, December 16, 2024 (GLOBE NEWSWIRE) — Aspira Women’s Health Inc. (“Aspira” or the “Company”) (NASDAQ: AWH), a bio-analytical based women’s health company focused on the development of gynecologic disease diagnostic tools, today announced that Nicole Sandford, Chief Executive Officer (CEO) and Board member, will be departing the Company to focus on a family health matter. Aspira’s President Dr. Sandra Milligan will step into the role of interim CEO while a nationwide search of internal and external candidates is conducted. Ms. Sandford’s departure will be effective immediately. She will remain as a consultant to ensure a seamless transition.

“The Board thanks Nicole for the outstanding work she has done in stabilizing the business, building a first-class team, and putting the company on solid footing for the next phase of growth,” said Ms. Jannie Herchuk, Chairwoman of the Board at Aspira. “During her tenure as CEO, Aspira launched its OvaWatch multivariate assay, a significant expansion of our commercial ovarian cancer portfolio, and received a $10 million award from the Advanced Research Projects Agency for Health to complete the company’s endometriosis detection product. Her contributions helped bring us to a critical inflection point for Aspira.”

“Sandy Milligan has a deep understanding of Aspira’s technology and vision and is well-positioned to oversee the continued execution of the Company’s long-term growth strategy as we search for a permanent successor.” Ms. Herchuk continued.

About Aspira Women’s Health Inc.

Aspira Women’s Health Inc. is dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases.

OvaWatch® and Ova1Plus® are offered to clinicians as OvaSuiteSM. Together, they provide the only comprehensive portfolio of blood tests to aid in the detection of ovarian cancer risk for the 1.2+ million American women diagnosed with an adnexal mass each year. OvaWatch provides a negative predictive value of 99% and is used to assess ovarian cancer risk for women where initial clinical assessment indicates the mass is indeterminate or benign, and thus surgery may be premature or unnecessary. Ova1Plus is a reflex process of two FDA-cleared tests, Ova1® and Overa®, to assess the risk of ovarian malignancy in women with an adnexal mass planned for surgery.

Our in-development test pipeline will expand our ovarian cancer portfolio and address the tremendous need for non-invasive diagnostics for endometriosis, a debilitating disease that impacts millions of women worldwide. In ovarian cancer, we intend to combine microRNA and protein biomarkers with patient data to further enhance the sensitivity and specificity of our current tests. In endometriosis, we have developed the first-ever non-invasive test designed to identify endometriomas, one of the most commonly occurring forms of severe endometriosis. Through our ongoing endometriosis development program, we are combining microRNA and protein biomarkers with patient data, with the intent of identifying all endometriosis independent of disease location or severity.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. Such forward-looking statements include statements regarding, among other things, the timing and completion of any products in the development pipeline and other statements that are predictive in nature, and whether the marketing of the OvaSuite portfolio will prove successful. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as “designed to,” “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” and other words of similar meaning and the use of future dates. These and additional risks and uncertainties are described more fully in the Company’s filings with the SEC, including those factors identified as “Risk Factors” in our most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Aspira presently does not know, or that Aspira currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Aspira’s expectations, plans, or forecasts of future events and views as of the date of this press release. Subsequent events and developments may cause the Company’s assessments to change. However, while Aspira may elect to update these forward-looking statements at some point in the future, Aspira expressly disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Aspira’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations Contact:

Mike Cavanaugh

ICR Healthcare

mike.cavanaugh@icrhealthcare.com

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